FORM OF LOUISIANA UNDERTAKING



LOUISIANA UNDERTAKING


Dated as of August 21, 1996




To the Lender Parties party to the
Credit Agreement referred
to below and to Citicorp USA, Inc.,
as Agent for such Lender Parties


Ladies and Gentlemen:

We refer to the Uniroyal Security Agreement dated as of August 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), made and executed by the Pledgors party thereto in favor of Citicorp, USA, Inc., as Agent (in such capacity, the "Agent") for the Secured Parties referred to in the Credit Agreement dated as of August 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Uniroyal Chemical Company, Inc. ("Uniroyal"), Crompton & Knowles Corporation, Crompton & Knowles Colors Incorporated, Davis-Standard Corporation, Ingredient Technology Corporation, the Lender Parties party thereto, Citicorp Securities, Inc., as Arranger, Citicorp USA, Inc., as Agent and The Chase Manhattan Bank, as Managing Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement or the Security Agreement shall be used herein as therein defined.

Each Pledgor hereby agrees, with respect to any and all Collateral located in the State of Louisiana (the "Louisiana
Collateral") that the Security Agreement is hereby supplemented, effective as of the date first above written, as follows:

(a)In the event the Louisiana Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of the security interest granted under the Security Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, each Pledgor hereby agrees that any court issuing any such order shall, if petitioned for by the Agent, direct the sheriff or the United States Marshal, as applicable, to appoint as a keeper of the Louisiana Collateral, the Agent, or any agent designated by the Agent, or any person named by the Agent at the time such seizure is effected. This designation is made pursuant to LSA-R.S. 9:5136 through 5140.2, inclusive, as the same may be amended from time to time, and the Agent shall be entitled to all the rights and benefits afforded thereunder including reasonable compensation.

(b) The Agent may exercise in respect of the Louisiana Collateral, in addition to all other rights and remedies provided for herein or in the Security Agreement or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Louisiana at such time, whether or not the Uniform Commercial Code of the State of Louisiana applies to the affected Louisiana Collateral.

(c)Each Pledgor hereby confesses judgment in the amount of the Secured Obligations for purposes of executory process in favor of the Agent or of any future holder, bona fide purchaser, or assignee of the Secured Obligations of such Pledgor under the Security Agreement, and it shall be lawful for the Agent, without making demand and without notice or putting into default, the same being hereby expressly waived, to cause all and singular the Louisiana Collateral to be seized and sold under executory or ordinary process by any court of competent jurisdiction or to proceed with enforcement of its security interests in any other manner provided by law, to be sold with or without appraisement, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. To the extent otherwise applicable at all, each Pledgor hereby expressly waives all of the following: (i) the benefit of appraisement, as provided in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure (the "Louisiana Code"), and all other laws conferring the same; (ii) the demand and three (3) days delay accorded by Articles 2639 and 2721 of the Louisiana Code,
(iii) the notice of seizure required by Article 2293 of the Louisiana Code, and conferring the same; (iv) the three (3) days delay provided by Articles 2331 and 2722 of the Louisiana Code, and the other provisions of Articles 2331, 2722, and 2723 of the Louisiana Code, and (v) all other Articles of the Louisiana Code not specifically mentioned above, in each case, as amended from time to time; and each Pledgor expressly agrees to the immediate seizure of the Louisiana Collateral in the event of suit thereon.

This Undertaking shall not operate as a waiver of any right, power or remedy of the Agent under the Security Agreement nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Without duplication of any amount payable under Section 8.04 of the Credit Agreement, Uniroyal agrees: (a) to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Undertaking (including, without limitation, enforcement of this Undertaking), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; and (b) upon demand, to pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Undertaking,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Louisiana Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lender Parties hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

This Undertaking may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Undertaking by telecopier shall be effective as delivery of a manually executed counterpart of this Undertaking.

This Undertaking shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

Very truly yours,


GUSTAFSON, INC.


By
    Title:


GUSTAFSON INTERNATIONAL COMPANY


By
    Title:


LOKAR ENTERPRISES, INC.


By
    Title:


TRACE CHEMICALS, INC.


By
    Title:


UNIROYAL CHEMICAL BRAZIL HOLDING, INC.


By
    Title:


UNIROYAL CHEMICAL COMPANY,
       INC.


By
    Title:


UNIROYAL CHEMICAL CORPORATION
By
    Title:

UNIROYAL CHEMICAL EXPORT
     LIMITED


By
    Title:


UNIROYAL CHEMICAL INTERNATIONAL
     COMPANY


By
    Title:


UNIROYAL CHEMICAL LEASING
     COMPANY, INC.


By
    Title:




WITNESSES:

Acknowledged this 21st
day of August, 1996


CITICORP USA, INC.
  as Agent for the Secured Parties



By
     Title: